UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2004

Axesstel, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-28135	91-1982205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6305 Lusk Boulevard, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 625-2100

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On January 8, 2004, Axesstel, Inc. (“Axesstel”) completed the sale to one institutional investor of a promissory note in the principal amount of $1 million convertible into shares of its common stock at a price of $2.00 per share. The Convertible Note Purchase Agreement is attached as Exhibit 10.1. On the same date, Axesstel also completed the sale to seven additional investors (the “Equity Investors”) of an aggregate of 1,360,000 shares of its common stock at a price of $2.00 per share for gross proceeds of $2,720,000. Axesstel also issued to the Equity Investors warrants to purchase (i) an aggregate of 1,360,000 shares of common stock at an exercise price of $1.00 per share, and (ii) an aggregate of 272,000 shares of common stock at an exercise price of $2.00 (subject to an increase to $3.30 per share if Axesstel achieves certain revenue milestones). The Common Stock and Warrant Purchase Agreement is attached as Exhibit 10.2. On January 20, 2004, Axesstel issued a press release concerning these financings. The press release is attached as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Convertible Note Purchase Agreement dated as of January 8, 2004, by and between Axesstel and North America Venture Fund II, L.P.
10.2	Common Stock and Warrant Purchase Agreement dated as of January 8, 2004, by and between Axesstel and the Purchasers
99.1	Press Release of January 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

Date: January 22, 2004	By:	/s/ Hong Joon Chough

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Note Purchase Agreement dated as of January 8, 2004, by and between Axesstel and North America Venture Fund II, L.P.
10.2	Common Stock and Warrant Purchase Agreement dated as of January 8, 2004, by and between Axesstel and the Purchasers
99.1	Press Release of January 20, 2004.